UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2025

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	RFL	New York Stock Exchange
Warrant to Purchase Class B common stock	RFL-WT	NYSE American

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 14, 2025, N. Scott Fine was elected as an ex-officio (non-voting) director of the Company.

Scott Fine, age 69, has served as Chief Executive Officer of Cyclo Therapeutics, LLC (formerly Cyclo Therapeutics, Inc., which since March 2025 has been a wholly-owned subsidiary of the Company, “Cyclo”), since September 2015. He served as Vice Chairman and Lead Director of Central European Distribution Corporation, a multi-billion dollar alcohol and sprits company, from 1996 to 2014. Mr. Fine also served as sole director of Better Place, Inc. from 2013 to 2015 and had served on the boards of Pacific Drilling, Forward Industries, Inc. and Operation Technologies Stitching. Since 2014, he has served on the Board of Kenon Holdings, Inc. and serves as the Chair of its Compensation Committee and is a member of its Audit Committee. Mr. Fine had served on the Board of Trustees of the Imperial War Museum, American Air Museum UK. Mr. Fine attended New Hampshire College.

In connection with Scott Fine’s election as an ex-officio director and vice chairman of the Company (a non-executive officer position), he resigned from his position as Chief Executive Officer of Cyclo, effective July 31, 2025, and the Company and Mr. Fine are entering into a General Release Agreement that will provide for among other things: (i) a severance payment of $852,168 which shall be paid by the Company in thirty-six semi-monthly installments and (ii) continued vesting of all his outstanding and unvested equity in the Company and Cyclo as long as he continues to be a service provider to the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2025, the Board of Directors of the Company adopted the Company’s Fourth Amended and Restated By-Laws, effective as of July 14, 2025, with the effect of adding ex-officio (non-voting) directors (in addition to voting directors) to the Board and authorizing the officer position of vice chairman and making corresponding changes to the following Articles and Sections:

●	Article III, Sections 1, 2, 3, 4, 5, 6, 8, and 11.

●	Article IV, Section 1.

●	Article IX.

The foregoing description of changes to the Company’s By-Laws is qualified in its entirety by reference to the text of the Company’s Fourth Amended and Restated By-Laws that are attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
99.1	Rafael Holdings, Inc. Fourth Amended and Restated By-Laws (as amended on July 14, 2025).
104	Cover Page Interactive Data File, formatted in Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ David Polinsky
	Name:	David Polinsky
	Title:	Chief Financial Officer

Dated: July 18, 2025

EXHIBIT INDEX

Exhibit No.	Document
99.1	Rafael Holdings, Inc. Fourth Amended and Restated By-Laws (as amended on July 14, 2025).
104	Cover Page Interactive Data File, formatted in Inline XBRL document.

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